DURABLE, LIMITED POWER OF ATTORNEY
WITH RESPECT TO THE FILING OF FORMS 3,4, AND 5

I appoint and name each of the following individuals my true and lawful attorney-in-fact to act on my behalf, and in my name, place, and stead:

Taylor Beckett;
Lisa Bobblis;
Linda M. Campion;
Jennifer M. Kingston; or,
Edward H. Seksay

(the Attorneys-In-Fact).
I appoint and name the Attorneys-In-Fact solely with respect to the execution and filing of the documents known as a Form 3, Initial Statement Of Beneficial
Ownership Of Securities, a Form 4,
Statement Of Changes In Beneficial Ownership, and/or a Form 5, Annual Statement
Of Beneficial Ownership Of Securities
(collectively, the SEC Forms) on my
behalf with the United States Securities and Exchange Commission and any governmental authority and/or regulatory body designated to receive such filings in the future.

	I give and grant unto each of the
Attorneys-In-Fact, acting singly, full
authority to perform every action, deed, as to the execution and filing of the SEC Forms which may be necessary or advisable such as I might or could do myself if personally present. The scope of authority granted, however, is expressly limited to only those powers necessary or advisable for to execute and file the SEC Forms.

	This grant of authority shall begin
on the Effective Date set forth below and shall remain in effect unless and until revoked in writing. The authority conferred shall continue notwithstanding any subsequent disability or incapacity on my part.

	Executed effective as of
March 28, 2013 (the Effective Date)
as a Massachusetts instrument under seal.


			Jane L. Lundquist
			Printed Name


			/s/ Jane L. Lundquist
			Signature